Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292278

PROSPECTUS

Creative Realities, Inc.

12,979,579 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition from time to time of up to 12,979,579 shares of common stock, $0.01 par value per share, of Creative Realities, Inc. (the “Company”), by the selling shareholders identified in this prospectus, or the Selling Shareholders. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the Selling Shareholders.

The Selling Shareholders and their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of such shares. We will bear all other costs, expenses and fees in connection with the registration of such shares. See “Plan of Distribution” beginning on page 8 for more information about how the Selling Shareholders may sell or dispose of its shares of common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CREX.” The last reported per share price for our common stock was $2.70, as quoted on the Nasdaq Capital Market on December 17, 2025.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), pursuant to which the Selling Shareholders may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the information incorporated by reference into this prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Important Information Incorporated by Reference” in this prospectus.

Neither we nor the Selling Shareholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context requires otherwise or unless otherwise indicated, all references to “Creative Realities,” the “Company,” “we,” “our,” or “us” refer to Creative Realities, Inc.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. You should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Company Overview

Creative Realities transforms environments through digital solutions by providing innovative digital signage solutions for key market segments and use cases, including:

●	Retail;
●	Entertainment and Sports Venues;
●	Restaurants, including quick-serve restaurants (“QSR”);
●	Convenience Stores;
●	Financial Services;
●	Automotive;
●	Medical and Healthcare Facilities;
●	Mixed Use Developments;
●	Corporate Communications, Employee Experience; and
●	Digital out of Home (“DOOH”) Advertising Networks.

We serve market-leading companies, so there is a good chance that if you leave your home today to shop, work, eat, or play, you will encounter one or more of our digital signage experiences. Our solutions are increasingly visible because we help our enterprise customers achieve a range of business objectives, including:

●	Increased brand awareness;
●	Improved customer support;
●	Enhanced employee productivity and satisfaction;
●	Increased revenue and profitability;
●	Improved guest experience; and
●	Increased customer/guest engagement.

Through a combination of organically grown platforms and a series of strategic acquisitions, the Company assists customers to design, deploy, manage, and monetize their digital signage networks. The Company sources leads and opportunities for its solutions through its digital and content marketing initiatives, close relationships with key industry partners, specifically equipment manufacturers, and the direct efforts of its in-house industry sales experts. Customer engagements focus on consultative conversations that ensure the Company’s solutions are positioned to help customers achieve their business objectives in the most cost-effective manner possible.

Corporate Organization

Our principal offices are located at 13100 Magisterial Drive, Suite 102, Louisville, Kentucky 40223, and our telephone number at that office is (502) 791-8800.

We originally incorporated and organized as a Minnesota corporation under the name “Wireless Ronin Technologies, Inc.” in March 2003 and focused on our expertise in digital media marketing solutions, including digital signage, interactive kiosks, mobile, social media and web-based media solutions. We acquired the interactive marketing technology business that we currently operate in a 2014 merger with Creative Realities, LLC. Shortly after that merger, we changed our corporate name from “Wireless Ronin Technologies, Inc.” to “Creative Realities, Inc.” On October 15, 2015, we acquired the systems integration and marketing technology business of ConeXus World Global, LLC. On November 20, 2018, we acquired Allure, an enterprise software development company. On February 17, 2022, we acquired Reflect Systems, Inc. On November 7, 2025, we acquired DDC Group International, Inc., a wholly owned subsidiary of Cineplex Entertainment Limited Partnership (“DDC”). DDC was the parent company of its wholly owned subsidiary, Cineplex Digital Media Inc. (“CDM”) and CDM’s wholly owned subsidiary, Cineplex Digital Media U.S. Inc. (“CDMUS”), which we collectively refer to as the “CDM Business.”

Selling Shareholders

On October 15, 2025, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with North Run Strategic Opportunities Fund I, LP (the “Lead Investor”) and NR-SOF I (Co-Invest I), LP (together with the Lead Investor, the “Buyers”), each an accredited investor that is an affiliate of North Run Capital, pursuant to which the Company agreed to sell to the Buyers in a private placement, for an aggregate gross purchase price of $30.0 million, an aggregate of 30,000 shares of a newly established series of preferred stock designated as Series A Convertible Preferred Stock (the “Preferred Shares”), which have a stated value of $1,000 per share (the “Stated Value”)(the “Offering”). The Offering was completed on November 6, 2025.

The Preferred Shares accrue dividends for a period of five years from the issuance date (the “Guaranteed Term”) at a rate of 5.25% per year on the Stated Value, which will be payable in cash only at our option beginning upon expiration of the Guaranteed Term. To the extent that, during the Guaranteed Term, (i) we undergo any liquidation, dissolution, winding up, or “Fundamental Transaction” (as defined in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”)), or (ii) we elect to effect a mandatory conversion under circumstances permitted by the rights and preferences of the Preferred Shares (each, a “Make Whole Event”), then, immediately prior to the effective time of the Make Whole Event, the amount of dividends accrued on the Preferred Shares will automatically be increased by an amount equal to any additional dividends that would have otherwise accrued on the Preferred Shares between the date of the Make Whole Event and the end of the Guaranteed Term (the “Make Whole Payment”), and the dividends will thereafter cease to accrue. Each Preferred Share is convertible at the option of the holder into shares of our common stock (“Conversion Shares”) at a rate (the “Conversion Rate”) calculated by dividing (i) the Stated Value plus an amount per share equal to dividends accrued and unpaid through the date of determination (including, if applicable, any Make Whole Payment) (the “Liquidation Preference”), by (ii) a conversion price of $3.00, subject to customary adjustment in the event of stock splits, stock dividends, and similar events (the “Conversion Price”), subject to certain conversion limitations set forth in the Certificate of Designations. The holders of Preferred Shares will be entitled to vote on an as-converted basis with the common stock (after taking into the account the applicable conversion limitations). The designations, preferences, powers and rights of the Preferred Shares were described in the Current Report on Form 8-K filed by the Company with the SEC on November 12, 2025.

Upon the closing of the Offering, we increased the size of the Board to seven directors and appointed each of Thomas B. Ellis and Michael P. Bosco to the Board. Pursuant to the Securities Purchase Agreement, we also agreed to provide the Lead Investor with continuing director designation rights based on the beneficial ownership of the Lead Investor and its affiliates’ beneficial ownership of our common stock on an as-converted basis. The director designation right will be limited to one Board designee if the Lead Investor and its affiliates cease to beneficially own at least 15% of our outstanding shares of common stock on an as-converted basis, and the designation right will cease to exist if the beneficial ownership threshold falls below 5%. Following the appointments of Messrs. Ellis and Bosco, representatives of the Nasdaq Stock Market ("Nasdaq") advised us that Nasdaq considers the Lead Investor’s rights to appoint directors representing 20% or more of the Board’s voting power to be a “change of control” under Nasdaq Listing Rule 5635(b). In order to maintain compliance with that rule, Mr. Bosco resigned as a director effective as of November 19, 2025, we reduced the size of the Board to six directors, and the Buyers agreed not to exercise their right to designate a second director for appointment or nomination to the Board unless and until our shareholders approve the “change of control” as a result of the Offering in accordance with Nasdaq Listing Rule 5635(b).

In connection with the closing of the Offering, on November 6, 2025, we and the Buyers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file a resale registration statement with respect to the resale of the Conversion Shares not later than 45 calendar days following the execution of the Registration Rights Agreement, and to use our reasonable best efforts to cause the resale registration statement to be declared effective by the SEC as soon as practicable, but in any event no later than 75 calendar days following the execution of the Registration Rights Agreement (or, in the event of a “full review” by the SEC, the 90th calendar day following the execution of the Registration Rights Agreement).

The foregoing descriptions of the Securities Purchase Agreement, the Certificate of Designations and the Registration Rights Agreement are not complete and are qualified in their entirety by the terms of the Securities Purchase Agreement attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on October 16, 2025, and the terms of the Certificate of Designations and the Registration Rights Agreement attached as Exhibits 3.1 and 10.8, respectively, to the Current Report on Form 8-K filed by the Company with the SEC on November 12, 2025, which are incorporated herein by reference.

THE OFFERING

Issuer	Creative Realities, Inc.
Common stock offered by the Selling Shareholders	This prospectus covers the resale of a total of up to 12,979,579 shares of our common stock.
Offering price	The Selling Shareholders will sell the shares at prevailing market prices or privately negotiated prices.
Common stock outstanding immediately before this offering	10,518,932 shares.
Common stock outstanding after this offering	23,498,511 shares(1)
Registration Rights

Under the terms of the Registration Rights Agreement, we agreed to file a registration statement to register the resale of the Conversion Shares by the Selling Shareholders not later than 45 calendar days following the execution of the Registration Rights Agreement, and to use our reasonable best efforts to cause the resale registration statement to be declared effective by the SEC as soon as practicable, but in any event no later than 75 calendar days following the execution of the Registration Rights Agreement (or, in the event of a “full review” by the SEC, the 90th calendar day following the execution of the Registration Rights Agreement). See “Selling Shareholders” beginning on page 6 of this prospectus for more information about the Selling Shareholders. The registration of the shares of common stock to which this prospectus relates does not require the Selling Shareholders to sell any of their Conversion Shares.

Use of Proceeds

The Selling Shareholders will receive all of the proceeds of the sale of Conversion Shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of Conversion Shares that may be sold from time to time pursuant to this prospectus. See “Use of Proceeds.”

Plan of Distribution

The Selling Shareholders named in this prospectus, or their pledgees, assignees or successors-in-interest, may offer and sell or otherwise dispose of the Conversion Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder may also resell the Conversion Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information on page 4 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our common stock.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “CREX.”

(1)

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding after this offering is based on 10,518,932 shares of common stock outstanding as of December 18, 2025, and assumes the issuance of 12,979,579 Conversion Shares and excludes:

●	5,364,802 shares of common stock issuable as of the date hereof upon the exercise of common stock warrants outstanding at a weighted-average exercise price of $4.66 per share;

●	2,539,564 shares of common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $4.20 per share; and

●	911,000 shares of common stock available for future issuance under our 2023 Stock Incentive Plan, as amended.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors described below and incorporated by reference from our most recent Annual Report on Form 10-K, and any subsequently-filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities, as well as the risks set forth below.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Important Information Incorporated by Reference.” The risks and uncertainties in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially impact the Company and could result in the loss of all or a portion of your investment in our common stock. Additional risks not presently known or are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

The common stock being offered in this prospectus represents a substantial percentage of our outstanding common stock, and the sales of such securities or the perception that future sales could occur could cause the market price of our common stock to decline significantly.

This prospectus relates to the offer and sale from time to time by the Selling Shareholders up to 12,979,579 shares of our common stock issued or issuable upon conversion of issuable upon conversion of the Preferred Shares. The total number of shares of common stock being offered in this prospectus would represent approximately 55.2% of our total outstanding shares of common stock based on our shares outstanding as of December 18, 2025, assuming full conversion of the Preferred Shares without regard to any conversion limitations set forth in the Certificate of Designations and giving effect to the accrual of dividends on the full amount of such Preferred Shares in accordance with the Certificate of Designations through the expiration of the Guaranteed Term. The sale of substantial amounts of shares of our common stock, including the common stock being offered in this prospectus, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and may experience different levels of dilution and different outcomes in their investment results. The Selling Shareholders may sell such shares at different times and at different prices.

Because we will not declare cash dividends on our common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our Board of Directors may deem relevant. As a result, only appreciation of the price of our common stock, if any, will provide a return to investors in this offering.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein contain, and any prospectus supplement, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	the adequacy of funds for future operations;
●	future expenses, revenue and profitability;
●	trends affecting financial condition and results of operations;
●	the ability to convert proposals into customer orders, including our ability to realize the revenues included in our future guidance and backlog reports;
●	general economic conditions and outlook;
●	the ability of customers to pay for products and services received;
●	the ability to satisfy our upcoming debt obligations and other liabilities;
●	the impact of changing customer requirements upon revenue recognition;
●	customer cancellations;
●	the availability and terms of additional capital;
●	the ability of the Company to continue as a going concern;
●	industry trends and the competitive environment;
●	the impact of the Company’s financial condition upon customer and prospective customer relationships;
●	potential litigation and regulatory actions directed toward our industry in general;
●	the influence of our shareholder(s) with the greatest beneficial ownership of our common stock;
●	our reliance on certain key personnel in the management of our businesses;
●	employee and management turnover;
●	the existence of any material weaknesses in internal controls over financial reporting;
●	the inability to successfully integrate the operations of acquired companies; and
●	the ability to remain listed on the Nasdaq Capital Market.

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” “propose,” and similar expressions (or the negative versions of such words or expressions) intended to identify forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The Selling Shareholders will receive all of the proceeds from this offering.

DIVIDEND POLICY

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our Board of Directors may deem relevant.

DETERMINATION OF THE OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock or by negotiations between the Selling Shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING SHAREHOLDERS

Subject to the terms of the Securities Purchase Agreement, the Selling Shareholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by such Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The following table sets forth, as of December 18, 2025, the names of the Selling Shareholders, the aggregate number and percentage of shares of our common stock beneficially owned by each Selling Shareholder, the number of shares of our common stock that may be sold by each Selling Shareholder under this prospectus and the number and percentage of shares of our common stock that each Selling Shareholder will beneficially own after this offering. For purposes of the table below, we have assumed that after this offering, none of the shares of common stock covered by this prospectus will be beneficially owned by the Selling Shareholders. In addition, we assume that none of the Selling Shareholders has sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

Except as set forth in the footnotes to the table below, we have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all securities that it beneficially owns.

The Selling Shareholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
	Number(1)	%(2)	Number(1)	Number	%(2)
North Run Strategic Opportunities Fund I, LP (3)	10,816,316	50.7%	10,816,316	—	—
NR-SOF I (Co-Invest I), LP (3)	2,163,263	17.1%	2,163,263	—	—

(1)

Shares beneficially owned and number of shares of common stock to be sold consist of shares of common stock issuable upon the full conversion of Preferred Shares held by the applicable Selling Shareholder without regard to any conversion limitations set forth in the Certificate of Designations and giving effect to the accrual of dividends on the full amount of such Preferred Shares in accordance with the Certificate of Designations through the expiration of the Guaranteed Term.

(2)	The percentage of beneficial ownership before and after this offering is calculated based on 10,518,932 shares of our common stock outstanding as of December 18, 2025.

(3)

Shares held by the Selling Shareholders may be deemed to be indirectly beneficially owned by North Run Strategic Opportunities Fund I GP, LLC (“NR GP”) as the general partner of each Selling Shareholder. Thomas B. Ellis is a director of the Company and, as a member of NR GP, may also be deemed to indirectly beneficially own the shares held by the Selling Shareholders. Mr. Ellis disclaims beneficial ownership of such except to the extent of his pecuniary interest therein.

Information for any additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares of Common Stock registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares of Common Stock in this offering. See “Plan of Distribution.”

Participation of Directors and Officers

Thomas B. Ellis currently serves as a member of our Board of Directors. Mr. Ellis was appointed to our Board of Directors at the request of North Run Strategic Opportunities Fund I, LP pursuant to the terms of the Securities Purchase Agreement. Mr. Ellis is a member of NR GP, the general partner of each Selling Shareholder and, as such, Mr. Ellis may be deemed to beneficially own shares held by each Selling Shareholder.

PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

●	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker‑dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Shareholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities offered hereby or interests therein, and subject to certain restrictions as set forth in the Securities Purchase Agreement, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered from time to time by this prospectus and any related prospectus supplement will be passed upon by Taft Stettinius & Hollister LLP.

EXPERTS

The audited consolidated financial statements of Creative Realities, Inc. as of December 31, 2024, and for the year then ended, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Creative Realities, Inc. and subsidiaries as of December 31, 2023, and for the year ended December 31, 2023, incorporated by reference in this prospectus by reference to Creative Realities, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s Internet site.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus are a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We maintain an Internet site at http://www.cri.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed on March 14, 2025;

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Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 14, 2024, for the fiscal quarter ended June 30, 2025, filed with the SEC on August 13, 2025, and for the fiscal quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

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Our Current Reports on Form 8-K filed on January 8, 2025, February 18, 2025, February 21, 2025, February 24, 2025, March 17, 2025, June 4, 2025, July 3, 2025, July 28, 2025, September 26, 2025, October 16, 2025, November 12, 2025, November 19, 2025, December 4, 2025, and December 19, 2025; and

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The description of our common stock set forth in our Registration Statement on Form 8-A, filed on November 14, 2018, including any amendments or reports filed for the purpose of updating such description, including the description under the caption “Description of Securities – Common Stock” included as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 21, 2024.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents that are incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents by writing or telephoning us at the following address or telephone number:

Creative Realities, Inc.

Attention: Corporate Secretary
13100 Magisterial Drive, Suite 102

Louisville, KY 40223

(502) 791-8800

PROSPECTUS

Dated December 30, 2025